[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

AMENDMENT NO. 2 TO COLLABORATION AGREEMENT

This Amendment No. 2 (this “Amendment”) is entered into this 13th day of May, 2011 (“Amendment Effective Date”), by and among MEDIVATION, INC., a Delaware corporation having its principal place of business at 201 Spear Street, 3rd Floor, San Francisco, California 94105, United States, its wholly owned subsidiary MEDIVATION PROSTATE THERAPEUTICS, INC., a Delaware corporation having its principal place of business at the same location (such entities, collectively, “Medivation”), ASTELLAS PHARMA INC., a Japanese corporation having its principal place of business at 3-11, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8411, Japan (“API”) and its indirect wholly owned subsidiary Astellas US LLC, a Delaware limited liability company having its principal place of business at Three Parkway North, Deerfield, Illinois 60015, United States (“AUS”; collectively with API, “Astellas”) and amends the Collaboration Agreement effective as of October 26, 2009 as previously amended (the “Collaboration Agreement”). Medivation and Astellas are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Unless otherwise expressly provided in this Amendment, all definitions in the Collaboration Agreement shall be also applicable to this Amendment. All references to “Sections” “Articles” and “Exhibits” refer to sections, articles and exhibits of the Collaboration Agreement.

RECITALS

WHEREAS, in a meeting on March 4, 2010, in accordance with Section 2.3(b)(xii)(C), the JDC determined to recommend to the JSC as the second pivotal Clinical Trial to be initiated under the Collaboration the protocol entitled “PREVAIL: A Multinational Phase 3, Randomized, Double-Blind, Placebo-Controlled Efficacy and Safety Study of Oral MDV3100 in Chemotherapy Naïve Patients with Progressive Metastatic Prostate Cancer Who Have Failed Androgen Deprivation Therapy” (the Clinical Trial identified by such protocol shall be referred to as the “PREVAIL Trial”); and

WHEREAS, on March 6, 2010, in accordance with Section 2.2(c)(iii), the JSC (by phone and e-mail) endorsed the PREVAIL Trial as the second pivotal Clinical Trial to be initiated under the Collaboration; and

WHEREAS, on September 28, 2010, the first patient was dosed in the PREVAIL Trial; and

WHEREAS, on October 27, 2010, Astellas, [ * ] paid Medivation the sum of Ten Million Dollars ($10,000,000.00) as consideration for achieving the first patient dosing in a Phase 3 Clinical Trial to support receipt of a Regulatory Approval for the Chemo-Naïve CRPC Indication, in accordance with Section 9.4(a); and

WHEREAS, the Parties have been in discussions regarding [ * ] with respect to whether the [ * ] has been [ * ] to [ * ] of [ * ] for [ * ] and the [ * ], such that [ * ] should [ * ] under Section [ * ] with respect to the [ * ] in the [ * ] for the [ * ]; and

WHEREAS, the Parties wish to [ * ].

NOW, THEREFORE, in consideration for the foregoing premises and the mutual promises and covenants and conditions in this Amendment, the Parties hereby agree to amend the Collaboration Agreement as follows

1. The HSPC Patient Dosing Milestone.

1.1 Within [ * ] days of the Amendment Effective Date, Astellas shall pay Medivation the sum of Three Million Dollars ($3,000,000.00). Such payment shall constitute a portion of the Ten Million Dollar ($10,000,000.00) milestone payment that is due upon achievement of the first patient dosed in a Phase 3 Clinical Trial with respect to the HSPC Indication under Section 9.4(a) (the “HSPC Patient Dosing Milestone”).

1.2 The remaining Seven Million Dollars ($7,000,000.00) of the HSPC Patient Dosing Milestone shall be deferred, and shall become payable within [ * ] of the earlier to occur of: (i) the first to occur Regulatory Approval for a Product with a label Encompassing the HSPC Indication obtained in any one of the Shared Territory, the First Country in EU5 or Japan; or (ii) the first patient dosed in any Phase 3 Clinical Trial other than the PREVAIL Trial initiated under the Collaboration Agreement that is designed specifically to support receipt of Regulatory Approval for the HSPC Indication (it being understood that nothing in this Amendment shall require either Party to Initiate or fund any such other study). If neither of (i) nor (ii) occurs during the Term, Astellas [ * ] pay the [ * ] of the [ * ] Milestone, [ * ] milestone amounts shall be payable for the [ * ] of a [ * ] for the [ * ] or the [ * ] and Medivation shall in any event be permitted to retain the Three Million Dollars ($3,000,000.00) payable pursuant to Section 1.1 of this Amendment. Upon Astellas’s payment of the [ * ], [ * ] milestone amounts under Section 9.4(a) shall be payable for the [ * ] of a [ * ] for [ * ] or the [ * ].

2. The US HSPC Indication Filing Milestone if Based on [ * ].

2.1 Under Section 9.4(a) of the agreement, a milestone payment of Fifteen Million Dollars ($15,000,000.00) is payable within [ * ] after the first acceptance for filing of an NDA seeking approval of a Product for the HSPC Indication (the “US HSPC Indication Filing Milestone”). If such [ * ], and if, but only if, the [ * ] in such [ * ] the [ * ] of the [ * ] for the [ * ] is the [ * ], the parties will discuss in good faith and agree within [ * ] after such [ * ] whether [ * ] of the [ * ] should [ * ]. Such discussions and agreement will be governed by Section 5 below.

2.2 If [ * ] of the [ * ] is so [ * ], such [ * ] shall be paid within [ * ] following the earlier to occur of: (i) [ * ] of [ * ] for a [ * ] in the [ * ] with [ * ] the [ * ]; or (ii) the [ * ] in the [ * ] of [ * ] for the [ * ] in which the [ * ] to [ * ] of the [ * ] for the [ * ] is [ * ] the [ * ] (it being understood that nothing in this Amendment shall require either Party to [ * ] or [ * ]). If neither (i) nor (ii) occurs during the Term, Astellas [ * ] pay the [ * ] of the [ * ], [ * ] milestone amounts shall be payable for the [ * ] of [ * ] in the [ * ] for the [ * ], and Medivation shall in any event be permitted to retain [ * ] the [ * ] payable on the applicable Current Payment Date pursuant to Section 5.1 of this Amendment. Upon Astellas’s payment of the [ * ] of the [ * ], [ * ] milestone amounts under Section 9.4(a) shall be payable for the [ * ] of [ * ] in the [ * ] of [ * ] for the [ * ].

3. The EU HSPC Indication Filing Milestone if Based on [ * ].

3.1 Under Section 9.4(a) of the agreement, a milestone payment of Ten Million Dollars ($10,000,000.00) is payable within [ * ] after the first acceptance for filing of an MAA in the First Country of EU5 seeking approval of a Product for the HSPC Indication (the “EU HSPC Indication Filing Milestone”). If such [ * ], and if, but only if, the [ * ] in such [ * ] the [ * ] of the [ * ] for the [ * ] is the [ * ], the parties will discuss in good faith and agree within [ * ] after such [ * ] whether [ * ] of the [ * ] should be [ * ]. Such discussions and agreement will be governed by Section 5 below.

3.2 If [ * ] of the [ * ] is so [ * ], such [ * ] shall be paid within [ * ] following the earlier to occur of: (i) [ * ] of [ * ] for [ * ] in the [ * ] with [ * ] the [ * ]; or (ii) the [ * ] in the [ * ] of a [ * ] for the [ * ] in which the [ * ] to [ * ] of the [ * ] for the [ * ] is [ * ] the [ * ] (it being understood that nothing in this Amendment shall require either Party to [ * ] or [ * ]). If neither (i) nor (ii) occurs during the Term, Astellas [ * ] pay the [ * ] of the [ * ], [ * ] milestone amounts shall be payable for the [ * ] of [ * ] in the [ * ] for [ * ], and Medivation shall in any event be permitted to retain [ * ] the [ * ] payable on the applicable Current Payment Date pursuant to Section 5.1 of this Amendment. Upon Astellas’s payment of the [ * ] of the [ * ], [ * ] milestone amounts under Section 9.4(a) shall be payable for the [ * ] of [ * ] in the [ * ] of [ * ] for the [ * ].

4. The JP HSPC Indication Filing Milestone if Based on [ * ].

4.1 Under Section 9.4(a) of the agreement, a milestone payment of Ten Million Dollars ($10,000,000.00) is payable within [ * ] after the first acceptance for filing of an MAA in Japan seeking approval of a Product for the HSPC Indication (the “JP HSPC Indication Filing Milestone”). If such [ * ], and if, but only if, the [ * ] in such [ * ] the [ * ] of the [ * ] for the [ * ] is the [ * ], the parties will discuss in good faith and agree within [ * ] after such [ * ] whether [ * ] of the [ * ] should be [ * ]. Such discussions and agreement will be governed by Section 5 below.

4.2 If [ * ] of the [ * ] is so [ * ], such [ * ] shall be paid within [ * ] following the earlier to occur of: (i) [ * ] of [ * ] for [ * ] in [ * ] with [ * ] the [ * ]; or (ii) the [ * ] in [ * ] of a [ * ] for the [ * ] in which the [ * ] to [ * ] of the [ * ] for the [ * ] is [ * ] the [ * ] (it being understood that nothing in this Amendment shall require either Party to [ * ] or [ * ]). If neither (i) nor (ii) occurs during the Term, Astellas [ * ] pay the [ * ] of the [ * ], [ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

milestone amounts shall be payable for the [ * ] of [ * ] in [ * ] for the [ * ], and Medivation shall in any event be permitted to retain [ * ] the [ * ] payable on the applicable Current Payment Date pursuant to Section 5.1 of this Amendment. Upon Astellas’s payment of the [ * ] of the [ * ], [ * ] milestone amounts under Section 9.4(a) shall be payable for the [ * ] of [ * ] in [ * ] of [ * ] for the [ * ].

5. Good Faith Discussions and Agreement.

5.1 The guiding principle for good faith discussions to be held and agreement to be reached pursuant to Sections 2.1, 3.1 and/or 4.1 of this Amendment will be the [ * ], estimated reasonably and in good faith by the parties, that assuming the applicable [ * ] is [ * ], the [ * ] will [ * ] (the “[ * ]”). Once the [ * ] is determined by the parties, [ * ] the applicable [ * ] the [ * ] shall be paid within [ * ] following the end of the [ * ] good faith discussion period pursuant to Section 2.1, 3.1 and/or 4.1 (each such date a “Current Payment Date”), and the [ * ] of the [ * ] shall be [ * ] as provided in Sections 2.2, 3.2 and/or 4.2 of this Amendment, as applicable. The [ * ] will be determined [ * ] with respect to [ * ] and [ * ]. In determining the [ * ], the following rules will apply:

(a) If and after [ * ] or [ * ] for [ * ] is [ * ] the applicable [ * ] and the [ * ] is the [ * ] as the [ * ] the [ * ] of [ * ] in [ * ], then:

(i) If the applicable [ * ] has [ * ] such [ * ] for [ * ] with [ * ] the [ * ], the presumption shall be that the applicable [ * ] shall be [ * ] on the applicable [ * ], and [ * ] shall be [ * ]; provided, however, that this presumption may be rebutted by Astellas based on any [ * ] the [ * ] and/or [ * ] of [ * ] and the [ * ] that can reasonably be expected to have a [ * ] notwithstanding such [ * ]; and

(ii) If the applicable [ * ] has [ * ] such [ * ] for [ * ], or if the applicable [ * ] has [ * ] such [ * ] with [ * ] the [ * ], the presumption shall be that the applicable [ * ] shall be [ * ]; provided, however, that this presumption may be rebutted by Medivation based on any [ * ] the [ * ] and/or [ * ] of [ * ] and the [ * ] that can reasonably be expected to have [ * ] notwithstanding such [ * ].

(b) In all other circumstances, the [ * ] shall be based on the following factors, all as evaluated reasonably and in good faith by the Parties:

(i) the [ * ] of the applicable [ * ] in [ * ];

(ii) the overall [ * ] of the applicable [ * ] as assessed based upon [ * ];

(iii) the similarity and difference between (i) the [ * ] and the [ * ] of the [ * ] and (ii) the [ * ] and [ * ] of [ * ]; and

(iv) [ * ] and any other relevant factors, whether in existence as of the date of this Amendment or arising hereafter, that may reasonably be expected to affect the [ * ].

5.2 For avoidance of confusion:

(a) In this Amendment, a [ * ] for [ * ] with [ * ] shall mean a [ * ], under any applicable laws and regulations, the [ * ] of [ * ] to any [ * ] (subject to [ * ] for [ * ] and [ * ] and the like), even if such [ * ] also [ * ] or [ * ] of [ * ] or [ * ].

(b) This Amendment shall not apply to any other milestones specified in Section 9.4(a) of the Collaboration Agreement, including without limitation the milestones due upon [ * ] of [ * ] for the [ * ].

(c) The [ * ] shall [ * ] to account for [ * ] that the applicable [ * ] will be [ * ] by the applicable [ * ], but only for [ * ] that such [ * ], [ * ], will [ * ].

6. Miscellaneous.

6.1 Section 1 of this Amendment expressly supersedes the [ * ] under Section 9.4(a) and [ * ]. Section 9.4(a) of the Agreement is amended to reflect the provisions of Sections 2, 3, 4 and 5 of this Amendment. Except as specifically amended herein, the Collaboration Agreement remains in full force and effect. Wherever the terms of this Amendment and the Collaboration Agreement conflict, the terms of this Amendment shall govern and control.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2 This Amendment may be executed in counterparts, which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers as of the Amendment Effective Date.

MEDIVATION, INC.		ASTELLAS PHARMA INC.

By:	/s/ C. Patrick Machado	By:	/s/ Yoshihiko Hatanaka
Name:	C. Patrick Machado	Name:	Yoshihiko Hatanaka
Title:	CFO / CBO	Title:	Senior Corporate Executive, CFO and Chief Strategy Officer

MEDIVATION PROSTATE THERAPEUTICS, INC.		ASTELLAS US LLC

By:	/s/ C. Patrick Machado	By:	/s/ Masao Yoshida
Name:	C. Patrick Machado	Name:	Masao Yoshida
Title:	CFO / CBO	Title:	President and CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.